Artisan Partners Asset Management Inc. Reports 4Q23 and Year Ended December 31, 2023 Results and Quarterly and Special Annual Dividend
Milwaukee, WI – January 30, 2024 – Artisan Partners Asset Management Inc. (NYSE: APAM) (the “Company” or “Artisan Partners”) today reported its results for the quarter and year ended December 31, 2023, and declared a quarterly and special annual dividend. The full December 2023 quarter earnings release and investor presentation can be viewed at www.apam.com.
Conference Call
The Company will host a conference call on January 31, 2024 at 1:00 p.m. (Eastern Time) to discuss these results. Hosting the call will be Eric Colson, Chief Executive Officer, Jason Gottlieb, President, and C.J. Daley, Chief Financial Officer. Supplemental materials that will be reviewed during the call are available on the Company’s website at www.apam.com. The call will be webcast and can be accessed via the Company’s website. Listeners may also access the call by dialing 877.328.5507 or 412.317.5423 for international callers; the conference ID is 10185029. A replay of the call will be available until February 7, 2024 at 9:00 a.m. (Eastern Time), by dialing 877.344.7529 or 412.317.0088 for international callers; the replay conference ID is 1696871. An audio recording will also be available on the Company’s website.
About Artisan Partners
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners’ autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.
Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
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